EXECUTION VERSION

WAIVER AND AMENDMENT NO. 2 TO THE
AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 30, 2008

WAIVER AND AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) among Chemtura Corporation, a Delaware corporation (the “Company”), the guarantors party thereto (the “Guarantors”), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below (collectively, the “Lenders”) and Citibank, N.A., as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)           The Company, the Guarantors, the Lenders and the Agent have entered into an Amended and Restated Credit Agreement dated as of July 31, 2007, as amended by Amendment No. 1 to the Amended and Restated Credit Agreement dated as of September 30, 2007 (as so amended, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)           The Company has requested that the Lenders agree to waive certain provisions of the Credit Agreement and further amend the Credit Agreement as hereinafter set forth.  The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Company and the Company, the Guarantors and the Required Lenders have agreed to waive certain provisions of the Credit Agreement and amend the Credit Agreement as hereinafter set forth.

SECTION 1.   Waiver.  Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, the Lenders hereby waive:

(a)           for the period commencing December 30, 2008 and expiring March 30, 2009 (the “Waiver Period”):

(i)           the requirements of Section 5.03(a) and Section 5.03(b) of the Credit Agreement; and

(ii)         any requirement for the Company to make the representation and warranty set forth in the last sentence of Section 4.01(g)(i) of the Credit Agreement.

(b)          for the period commencing March 12, 2008 and expiring December 30, 2008:

(i)           the requirements of Section 5.01(j)(i) and (iii) that the Company cause GLCC Laurel, LLC and Laurel Industries Holdings Inc. to execute a guaranty supplement and a security agreement supplement; and

(ii)          the requirements of Section 5.01(i)(iv) that the Company report to the Agent the existence of the Default resulting from the Company’s failure to cause GLCC Laurel, LLC and Laurel Industries Holdings Inc. to execute a guaranty supplement and a security agreement supplement.

SECTION 2.    Waiver Period Amendments to the Credit Agreement.  The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, hereby amended for the duration of the Waiver Period as follows:

(a)           The definition of “Applicable Margin” in Section 1.01 is amended in full to read as follows:

“Applicable Margin” means, for Base Rate Advances, 2.60% per annum, and for Eurocurrency Rate Advances, Bankers’ Acceptances and BA Equivalent Notes, 3.60%.

(b)           The definition of “Applicable Percentage” in Section 1.01 is amended in full to read as follows:

“Applicable Percentage” means 1.00% per annum.

(c)           The first sentence of Section 2.01(a) is amended by inserting the following proviso at the end thereof:

provided that no Lender shall make any Advance to any Borrower under this Section 2.01(a) on any day: (i) during the period commencing December 30, 2008 and ending December 31, 2008, to the extent that the aggregate principal amount of all Advances pursuant to this Section 2.01(a) and outstanding on such day plus the aggregate Face Amount of Bankers’ Acceptances purchased and BA Equivalents Notes purchased pursuant to Section 2.01(c) and outstanding on such day exceeds $180,000,000, (ii) during the period commencing January 1, 2009 and ending January 31, 2009, to the extent that the aggregate principal amount of Advances made pursuant to this Section 2.01(a) and outstanding on such day plus the aggregate Face Amount of  Bankers’ Acceptances purchased and BA Equivalents Notes purchased pursuant to Section 2.01(c) and outstanding on such day exceeds $195,000,000 and (iii) during the period commencing February 1, 2009 and ending March 30, 2009, to the extent that the aggregate principal amount of Advances made pursuant to this Section 2.01(a) and outstanding on such day plus the aggregate Face Amount of  Bankers’ Acceptances purchased and BA Equivalents Notes purchased pursuant to Section 2.01(c) and outstanding on such day exceeds $190,000,000.

(d)           Section 2.01(b) is amended by inserting the following proviso at the end thereof:

provided further that no Issuing Bank shall issue any Letter of Credit for the account of any Borrower on any day during the period commencing December 30, 2008 and ending March 30, 2009 to the extent that the aggregate Available Amount of all Letters of Credit issued pursuant to this Section 2.01(b) and outstanding on such day exceeds $97,000,00.

(e)           Section 2.01(c) is amended by inserting the following proviso at the end thereof:

provided further that no Canadian Lender shall purchase any Bankers’ Acceptance or make any BA Equivalents Advance to any Borrower under this Section 2.01(c) on any day: (i) during the period commencing December 30, 2008 and ending December 31, 2008, to the extent that the aggregate principal amount of Advances made pursuant to Section 2.01(a) and outstanding on such day plus the aggregate Face Amount of Bankers’ Acceptances purchased and BA Equivalents Notes purchased pursuant to this Section 2.01(c) and outstanding on such day exceeds $180,000,000, (ii) during the period commencing January 1, 2009 and ending January 31, 2009, to the extent that the aggregate principal amount of Advances made pursuant to Section 2.01(a) and outstanding on such day plus the aggregate Face Amount of Bankers’ Acceptances purchased and BA Equivalents Notes purchased pursuant to this Section 2.01(c) and outstanding on such day exceeds $195,000,000 and (iii) during the period commencing February 1, 2009 and ending March 30, 2009, to the extent that the aggregate principal amount of Advances made pursuant to Section 2.01(a) and outstanding on such day plus the aggregate Face Amount of Bankers’ Acceptances purchased and BA Equivalents Notes purchased pursuant to this Section 2.01(c) and outstanding on such day exceeds $190,000,000.

(f)           Section 2.05 is amended by inserting the following new proviso at the end thereof:

provided further that the Commitments shall be automatically and permanently reduced, on a pro rata basis, on each date on which prepayment of Advances is required to be made pursuant to Section 2.10(b)(iii) in an amount equal to the amount of such prepayment.

(g)           Section 2.10(b) is amended by inserting the following new subsection (iii):

(iii) The Company shall, no later than one Business Day after it or any of its Subsidiaries receives cash proceeds from a sale, lease, transfer or other disposal of any assets made pursuant to Section 5.02(f)(ix), or from the grant of any option or other right to purchase, lease or otherwise acquire any assets pursuant to Section 5.02(f)(ix), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of such proceeds (after deductions for costs, expenses, fees and taxes in connection with such disposal or grant of option); provided that the Company shall not be required to prepay the first $1,000,000 of any such aggregate proceeds it receives.

(h)           Section 2.18 is deleted in its entirety and the phrase “[Intentionally Omitted]” is substituted therefor.

(i)           Section 5.01(i)(ii) is amended by deleting therefrom the phrase “without any going concern qualification”.

(j)           Section 5.01(k) is amended by inserting the following new sentence at the end thereof:

Also, no later than January 15, 2009, the Company shall provide a 13-week rolling cash forecast for the Company and its Subsidiaries to Capstone Advisory Group, LLC; provided that the Agent may agree, in its sole discretion, that such forecast may be provided on a later date being on or before January 31, 2009.

(k)            Section 5.02(a)(vi) is amended in full to read as follows:

(vi) other Liens (A) incurred on or prior to December 30, 2008 securing obligations in an aggregate principal amount not to exceed $200,000,000 at any time outstanding, (B) incurred by the Company or its domestic Subsidiaries after December 30, 2008 securing obligations in an aggregate principal amount not to exceed $1,000,000 at any time outstanding and (C) incurred by the Company’s foreign Subsidiaries after December 30, 2008 securing obligations in an aggregate principal amount not to exceed $2,000,000 at any time outstanding.

(l)             Section 5.02(a)(vii) is amended in full to read as follows:

(vii) Liens securing Hedge Agreements incurred on or prior to December 30, 2008 (and Hedge Agreements replacing such Hedge Agreements on substantially similar terms) in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

(m)          The first sentence of Section 5.02(d) is amended in full to read as follows:

Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Debt other than:

(n)           The following new Sections 5.02(d)(x) and (xi) are inserted at the end of Section 5.02(d):

(x) Debt existing on December 30, 2008.

(xi) Debt incurred under the facilities listed on Schedule 5.02(d)(xi) hereto.

(o)           Section 5.02(f)(ix) is amended in full to read as follows:

(ix) sales of assets for fair value in an aggregate amount not to exceed $10,000,000 in the period commencing December 30, 2008 and ending March 30, 2009.

(p)           Sections 5.02(g) is amended by:

(i)           deleting clause (vii) thereof in its entirety and substituting the phrase “[Intentionally Omitted]” therefor.

(ii)           deleting the first sentence of clause (viii) thereof and substituting therefor the following:

if, prior to December 30, 2008, the Company or any of its Subsidiaries has committed to make Investments in one or more joint ventures, the Company or such Subsidiary, as applicable, shall be permitted to make such Investments; provided that, with respect to each Investment made after the date hereof pursuant to this clause (viii):

(iii)           inserting the following at the beginning of clause (viii)(C)(2) thereof:

other than during the period commencing December 30, 2008 and ending March 30, 2009,

(q)           The following new Section 5.02(n) is inserted at the end of Section 5.02:

(n)           Restricted Payments.  Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its equity interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, equity interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to do any of the foregoing with respect to the equity interests of the Company, except that:

(i) equity interests in the Company may be retired and reissued or amended as part of a stock or other equity interest exchange; and

(ii) the Company may acquire equity interests in the Company to the extent such equity interests were surrendered by an employee of the Company in order to meet tax liabilities following a distribution of restricted stock or other equity.

Upon the expiration of the Waiver Period, the amendments set forth in this Section 2 shall cease to have effect, and the provisions so amended shall revert to the form set forth in the Credit Agreement immediately prior to the execution of this Amendment and as amended by Section 3 of this Amendment.

SECTION 3.   Permanent Amendments to Credit Agreement.  The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, hereby amended as follows:

(a)           The definition of “Loan Documents” is amended by deleting subsections (d) and (e) thereof and substituting therefor the following:

(d) the Collateral Documents and (e) solely for the purposes of the Guaranties and the Collateral Documents, the Guaranteed Hedge Agreements, in each case as amended.

(b)           The following new definition of “Permitted Receivables Securitization” is inserted in proper alphabetical order:

“Permitted Receivables Securitization” means any receivables securitization or purchase program which is permitted under Section 5.02(a)(v) of this Agreement.

(c)           The definition of “Security Period” in Section 1.01 is deleted in its entirety:

(d)           The following new Section 1.04 is inserted at the end of Article I:

Section 1.04    Currency Equivalents.  Wherever in this Agreement an amount of Debt is expressed in Dollars, but such Debt is denominated in a currency other than Dollars, the amount of such Debt shall be the relevant currency equivalent of such Dollar amount (rounded to the nearest unit of such other currency, with 0.5 of a unit being rounded upward), as reasonably determined by the Agent.  The currency equivalent shall be determined by the Agent on the basis of the spot rate for the purchase by it of such currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made.

(e)           Section 2.05 is amended by inserting the following new proviso at the end thereof:

provided further that notwithstanding anything in this Section 2.05 to the contrary, if the Company, any Loan Party or any of their domestic Subsidiaries enters into a Permitted Receivables Securitization between December 30, 2008 and March 30, 2009, the Commitment of any Lender who commits to such Permitted Receivables Securitization will be reduced on the date of closing of such Permitted Receivables Securitization by the amount of such Lender’s allocated commitment to the Permitted Receivables Securitization.  To the extent that any Commitment reduced in accordance with this proviso is not an Unused Commitment, (a) the Company shall prepay the outstanding principal amount of Advances and cash collateralize outstanding Bankers’ Acceptances and BA Equivalent Notes in accordance with Section 2.19(n) and (b) the Lenders shall make Advances requested by the Company in accordance with the terms of this Agreement, such that the aggregate amount of the outstanding Advances owing to each Lender after giving effect to such distribution and Advances equals such Lender’s ratable portion of the Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment reduction).  The Company acknowledges that, in order to maintain Advances in accordance with each Lender’s ratable share thereof, a reallocation of the Commitments as a result of a non-pro-rata reduction in the aggregate Commitments may require prepayment of all or portions of certain Advances on the date of such reduction (and any such prepayment shall be subject to the provisions of Section 9.04(c)).

(f)           Section 2.15 is amended by inserting the following new proviso at the end of the first sentence thereof:

provided further that this Section 2.15 shall not apply to any payment received by any Lender in connection with a reduction of Commitments in accordance with the second proviso to Section 2.05.

(g)           The following new Section 3.03(c) is inserted at the end of Section 3.03:

(c) The Company shall have fully utilized any Permitted Receivables Securitization to which the Company, any domestic Loan Party, or any of their domestic Subsidiaries is party.

(h)           Section 5.01(j) is amended by:

(i)             deleting the first sentence thereof, and substituting the following therefor:

Upon the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party, then at the Company’s expense:

(ii)            deleting subsection (i)(C) thereof, and substituting the following therefor:

(C) a special purpose entity formed in connection with a Permitted Receivables Transaction.

(iii)           deleting subsection (ii) thereof in its entirety and substituting the phrase “[Intentionally Omitted]” therefor.

(iv)           deleting subsection (iii) thereof, and substituting the following therefor:

(iii) (A) within 30 days after such formation or acquisition of any new Subsidiary, duly execute and deliver, and cause each of its Subsidiaries other than Excluded Subsidiaries holding equity interests in such new Subsidiary to duly execute and deliver, a “Pledge and Security Agreement Supplement” (as such term is defined in the Second Amended and Restated Pledge Agreement dated as of December 30, 2008 made by the Borrower and the Pledgors referred to therein, as such agreement may be further amended, amended and restated, modified or otherwise supplemented) creating liens on the Company’s or such Subsidiary’s equity interests in such new Subsidiary; provided that (1) the stock of such new Subsidiary shall not be required to be pledged to the extent held by a CFC or a CFC Holdco and (2) if such new Subsidiary is a CFC or a CFC Holdco, no more than 66% of the equity interests in such new Subsidiary shall be pledged in favor of the Agent and the Lenders and (B) within 30 days after such formation or acquisition of any new Subsidiary that is not an Excluded Subsidiary, cause such new Subsidiary to duly execute and deliver, a “Pledge and Security Agreement Supplement” creating liens on the inventory of such new Subsidiary.

(v)           deleting the phrase “or the commencement of the Security Period, as the case may be” from subsection (iv) thereof.

(vi)           deleting the final sentence thereof in its entirety.

(i)           Section 5.02(a)(v) is amended by deleting each reference therein to “receivables securitization programs” and substituting therefor a reference to “receivables securitization or purchase programs”.

(j)             Section 5.02(d)(iv) is amended in full to read as follows

(iv) Debt arising in connection with Permitted Receivables Securitizations.

(k)            Section 5.02(i) is amended by inserting the following new clause (G) at the end thereof:

(G) agreements in connection with Permitted Receivables Securitizations relating to the receivables forming part of such programs.

(l)             The following new Section 5.02(m) is inserted at the end of Section 5.02:

(m)           Hold, nor will it permit any Loan Party to hold, cash (other than cash to be used for the payment of payroll and other employee benefits payable to employees of such Loan Party or its Subsidiaries) in an aggregate amount of more than $500,000 in any deposit account other than a deposit account held with Citibank, N.A. (or one of its Affiliates) or a deposit account subject to an account control agreement (in form and substance reasonably acceptable to the Agent) in favor of the Agent.

(m)           The following new Sections 6.01(j) and (k) are inserted at the end of Section 6.01:

(j) any “Event of Termination”, as such term is defined in any Permitted Receivables Securitization to which the Company, any Loan Party, or any of their Subsidiaries is party, shall occur and continue after the applicable grace period, if any, specified in the agreements relating to such Permitted Receivables Securitization; or

(k) the Company shall fail to enter into a Permitted Receivables Securitization with commitments of at least $100,000,000 on or before January 30, 2009;

(n)           Section 9.01(g) is amended by deleting therefrom the phrase “during the Security Period”.

SECTION 4.    Conditions to Effectiveness; Post-Closing Conditions.  (a) This Amendment shall become effective as of the date first above written when, and only when, each of the conditions set forth in this Section 4 shall have been fulfilled to the satisfaction of the Agent.  This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

(i)           The Agent shall have received, each dated as of the date hereof and in form and substance reasonably satisfactory to the Agent:

(A)           counterparts of this Amendment executed by the Company, each Guarantor and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment;

(B)           counterparts of the Second Amended and Restated Pledge and Security Agreement executed by the Company and each Pledgor, together with proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Second Amended and Restated Pledge and Security Agreement, covering the Collateral described in the Second Amended and Restated Pledge and Security Agreement.

(C)           certified copies of the resolutions of the board of directors (or similar governing body) of each Loan Party approving the execution of this Amendment, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment;

(D)           pro forma financial statements as to the Company and forecasts prepared by management of the Company of balance sheets, income statements and cash flow statements on a monthly basis through June 30, 2009;

(E)           a written acknowledgment and consent acknowledging that the Agent, on behalf of the Lenders, has retained Capstone Advisory Group, LLC for ongoing analysis advisory services with respect to modifications and amendments to the Loan Documents; and

(F)           a favorable opinion of Skadden, Arps, Meagher & Flom LLP, counsel for the Company.

(ii)           The Company shall have permanently reduced the Unused Commitments in accordance with Section 2.05 of the Credit Agreement (except that only one Business Day’s notice need be given of any such reduction), such that the aggregate amount of remaining Commitments under the Credit Agreement shall be $500,000,000.

(b)           After this Amendment shall have become effective, the Company shall, no later than the date hereof, have paid:

(i)           to the Agent a fee for the account of each Lender that has executed this Amendment before 5:00 p.m. (New York time) on December 29, 2008 (each, an “Approving Lender”) in an amount equal to 0.50% of the aggregate Revolving Credit Commitments (after giving effect to the reduction of Commitments contemplated by Section 4(b) above) of the Approving Lenders; and

(ii)           all accrued fees and expenses of the Agent (including the accrued and invoiced reasonable fees and expenses of Capstone Advisory Group, LLC and counsel to the Agent) which fees and expenses shall be invoiced on the Business Day prior to the date hereof.

SECTION 5.    Representations and Warranties of the Company.  The Company represents and warrants as follows:

(a)           Each Loan Party and each of its Subsidiaries (i) is a corporation, limited liability company, limited partnership, unlimited liability company or other legal entity duly organized, validly existing and in good standing (or its equivalent) under the laws of the jurisdiction of its incorporation or formation, except where the failure to be so duly organized, validly existing or in good standing in the case of a Subsidiary organized outside of the United States has not had, or could not reasonably be expected to have, a Material Adverse Effect, (ii) is duly qualified and in good standing as a foreign corporation or company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect, and (iii) has all requisite corporate, limited liability company, partnership, unlimited liability company or other organizational (as applicable) power and authority and has all applicable governmental authorizations to own or lease and operate its properties and to carry on its business.

(b)           The execution, delivery and performance by the Company of this Amendment and the Loan Documents, as amended hereby, are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Company’s charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to the Company, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Company, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

(c)           No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Amendment and the Loan Documents, as amended hereby, except for those authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given, waived or made and are in full force and effect.

(d)           This Amendment has been duly executed and delivered by each Loan Party.  This Amendment and the Loan Documents, as amended hereby, are the legal, valid and binding obligation of the Company, enforceable against each Loan Party in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(e)           There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Amendment or the Loan Documents, as amended hereby, and there has been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation.

(f)           The representations and warranties contained in Section 4.01 of the Credit Agreement (other than the representation and warranty set forth in the final sentence of Section 4.01(g)(i)) are correct in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(g)           After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default.

SECTION 6.    Reference to and Effect on the Credit Agreement and the Loan Documents.  (a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)           The Credit Agreement and the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

(d)           The Company and each Guarantor hereby confirms, acknowledges and agrees that (a) as of December 30, 2008, the Company is truly and justly indebted to the Lenders, without defense, counterclaim or offset of any kind, in respect of Advances and Letters of Credit under the Credit Agreement, in a principal amount equal to $262,845,746 plus accrued and unpaid interest and (b) the Secured Obligations are secured by valid, perfected, enforceable, liens and security interests granted by the Company and the Guarantors to the Agent (for the benefit of the Lenders) upon all of the Collateral.

SECTION 7.    Costs and Expenses.  The Company agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of Capstone Advisory Group, LLC and counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 8.    Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.    Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CHEMTURA CORPORATION

By:	/s/ Stephen C. Forsyth
Name: Stephen C. Forsyth
Title: Chief Financial Officer

A & M CLEANING PRODUCTS, LLC
AQUA CLEAR INDUSTRIES, LLC
ASCK, INC.
ASEPSIS, INC.
BIOLAB COMPANY STORE, LLC
BIOLAB FRANCHISE COMPANY, LLC
BIOLAB TEXTILE ADDITIVES, LLC
BIO-LAB, INC.
CNK CHEMICAL REALTY CORPORATION
CROMPTON COLORS INCORPORATED
CROMPTON HOLDING CORPORATION
CROMPTON MONOCHEM, INC.
GLCC LAUREL, LLC
GREAT LAKES CHEMICAL CORPORATION
GREAT LAKES CHEMICAL GLOBAL, INC.
GT SEED TREATMENT, INC.
HOMECARE LABS, INC.
ISCI, INC.
LAUREL INDUSTRIES HOLDINGS, INC.
KEM MANUFACTURING CORPORATION
MONOCHEM, INC.
NAUGATUCK TREATMENT COMPANY
RECREATIONAL WATER PRODUCTS, INC.
UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)
WEBER CITY ROAD LLC
WRL OF INDIANA, INC.

By:	/s/ Carol V. Anderson
Name: Carol V. Anderson
Title: Treasurer

Chemtura Amendment No. 2

Accepted and agreed:

CITIBANK, N.A.,
as Agent and as a Lender

By:	/s/ Joronne Jeter
Name: Joronne Jeter
Title: Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Edwin B. Cox, Jr.
Name: Edwin B. Cox, Jr.
Title: Senior Vice President

ABN AMRO BANK N.V.,
as a Lender

By:	/s/ Michele Costello
Name: Michele Costello
Title: Director

By:	/s/ Nick Zorin
Name: Nick Zorin
Title: Assistant Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ Karl Studer
Name: Karl Studer
Title: Director

By:	/s/ Jay Chall
Name: Jay Chall
Title: Director

Chemtura Amendment No. 2

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ Philippe Sandmeier
Name: Philippe Sandmeier
Title: Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ D. Paul Hulbert III
Name: D. Paul Hulbert III
Title: Vice President

CALYON NEW YORK BRANCH,
as a Lender

By:	/s/ Pamela Donnelly
Name: Pamela Donnelly
Title: Director

By:	/s/ Ghislain Descamps
Name: Ghislain Descamps
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

By:	/s/ Rainer Meier
Name: Rainer Meier
Title: Vice President

ING CAPITAL LLC

By:	/s/ Pim Rothweiler
Name: Pim Rothweiler
Title: Director

SUMITOMO MITSUI BANKING CORP., NEW YORK

By:	/s/ Hiro Hyakutome
Name: Hiro Hyakutome
Title: General Manager

Chemtura Amendment No. 2

INTESA SANPAOLO SpA - NEW YORK BRANCH (formerly known as Banca Intesa)

By:	/s/ John J. Michalisin
Name: John J. Michalisin
Title: First Vice President

By:	/s/ Gianluca Corrias
Name: Gianluca Corrias
Title: Executive Vice President & Branch Manager

BNP PARIBAS

By:	/s/ Michael Kowalczuk
Name: Michael Kowalczuk
Title: Vice President

By:	/s/ Melissa Balley
Name: Melissa Balley
Title: Vice President

BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY, f.k.a. BANK OF TOKYO-MITSUBISHI TRUST COMPANY

By:	/s/ Maria Iarriccio
Name: Maria Iarriccio
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI
UFJ, LTD.

By:	/s/ Maria Iarriccio
Name: Maria Iarriccio
Title: Vice President

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

By:	/s/ Robert S. Taylor, Jr.
Name: Robert S. Taylor, Jr.
Title: Senior Vice President

By:	/s/ Christopher Winthrop
Name: Christopher Winthrop
Title: Vice President

Chemtura Amendment No. 2

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ Tamara M. Dowd
Name: Tamara M. Dowd
Title: Vice President

MONOCHEM, INC.

By:	/s/ Carol V. Anderson
Name: Carol V. Anderson
Title: Assistant Treasurer

GLCC LAUREL, LLC

By:	/s/ Lynn A. Schefsky
Name: Lynn A. Schefsky
Title: Vice President

Chemtura Amendment No. 2